Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
408/579-3456	617/624-3231
fyoshino@extremenetworks.com	ExtremeUS@racepointglobal.com

Extreme Networks Names Drew Davies as Chief Financial Officer

Davies Brings Extensive Experience in Finance, Operations, M&A and Driving Company Profitability as Extreme Continues to Execute on Its Growth Plan

SAN JOSE, Calif., May 17, 2016 -- Extreme Networks, Inc. (Nasdaq: EXTR), a software-driven networking company, today announced the appointment of Drew Davies as Executive Vice President and Chief Financial Officer effective June 1st.   Mr. Ken Arola, Extreme’s current Executive Vice President and Chief Financial Officer, will work with Mr. Davies to ensure a seamless transition of his responsibilities and assist with ultimate shift of the role from San Jose, California to Raleigh, North Carolina where Extreme’s finance and IT teams are based.

“We are excited to have Drew joining our team,” stated Ed Meyercord, President and CEO of Extreme Networks.  “His strong industry knowledge and breadth of financial and information technology experience make him a natural fit to take Extreme to the next level. As we continue to market innovative technology solutions through our vertical enterprise go-to-market strategy, Drew will provide the leadership and support to drive improved financial performance.

“During his tenure as CFO, Ken was instrumental in implementing our turnaround, enabling Extreme to achieve growth and profitability while strengthening the balance sheet. On behalf of the Board and management team, I sincerely thank him for his professionalism, service and commitment,” added Meyercord.

“I'm excited to join Extreme Networks at a time when the Company is pivoting to growth,” said Davies. “Extreme’s complete end-to-end product line, quality customer relationships and solid financial position attracted me to this position. I look forward to working with Ed Meyercord and the rest of the leadership team to execute our long term strategic plan.”

Mr. Davies brings more than 26 years of finance, accounting and IT experience to Extreme Networks. He most recently served as Vice President, Corporate Controller at Marvell Semiconductor Inc. and previously served in senior level financial positions at several leading semiconductor companies, including Senior Vice President, Corporate Controller at Cypress Semiconductor Corporation and Spansion Inc. He holds a Master of Business Administration from Santa Clara University and a Bachelor of Science, Business Accounting degree from the University of Idaho.

About Extreme Networks:

Extreme Networks, Inc. (EXTR) delivers software-driven networking solutions that help IT departments everywhere deliver the ultimate business outcome: stronger connections with customers, partners and employees. Wired to wireless, desktop to datacenter, we go to extreme measures for our 20,000-plus customers in more than 80 countries, delivering 100% insourced support to organizations large and small, including some of the world's leading names in business, education, government, healthcare, manufacturing and hospitality. Founded in 1996, Extreme is headquartered in San Jose, California. For more information, visit Extreme's website or call 1-888-257-3000.

Extreme Networks, ExtremeCloud and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. All other names are the property of their respective owners.

Forward Looking Statements:

Statements in this release, including those concerning the Company’s business prospects, future financial and operating results, and overall future prospects are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: failure to achieve targeted revenues and forecast demand from end customers, increased price competition, ongoing uncertainty in global economic conditions, infrastructure development or customer demand, collectability of receivables, the ability to meet current financial covenants, dependencies on third parties to manufacture our products, delays in development and commercialization of products under development, and ongoing litigation.

More information about potential factors that could affect the Company's business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors”.  Except as required under the U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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